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                                    AGREEMENT

                  This AGREEMENT is made as of June 5, 1997, by and between H.F. Lenfest ("Lenfest") and Lenfest Jersey, Inc., Lenfest York, Inc., Lenfest Raystay, Inc. and MicroNet, Inc. (collectively, the "Companies").

                                   WITNESSETH

                  WHEREAS, Lenfest has provided his personal guaranties (aggregating $67 million in original principal amount; the "Guaranties") to certain movie studios for the benefit of Lenfest Communications, Inc. ("LCI") and its subsidiaries; and

                  WHEREAS, By providing such Guaranties, LCI, the Restricted Subsidiaries (as defined in that certain Credit Agreement, dated as of June 27, 1996, between and among LCI and the several banks parties thereto), the Companies and the other LCI subsidiaries have enjoyed material tangible and intangible benefits (including, without limitation, availability of funds, credit rating considerations and preservation of investments) which would otherwise not have been available or would have been available at additional direct and indirect monetary cost and loss or impairment of good will to LCI, the Restricted Subsidiaries and the Companies, the effect of which costs, loss and impairments cannot be calculated but are acknowledged to be substantial and of great significance; and

                  WHEREAS, LCI and the Restricted Subsidiaries had previously agreed to indemnify Lenfest from and against any loss Lenfest might suffer in making good the Guaranties;

                  WHEREAS, Lenfest has agreed to release LCI and the Restricted Subsidiaries from their indemnity obligations if each of the Companies (to the extent the providing of the indemnity does not violate any agreement to which the Company is a party) jointly and severally agree to indemnify, defend and hold harmless Lenfest from and against any loss, cost and expense Lenfest might suffer in making good the Guaranties;

                  WHEREAS, Lenfest and each of the Companies now wish to set forth their entire understanding and agreement with respect to their indemnity obligations.

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                  NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

1. Each Company shall (to the extent the fulfillment of its obligations hereunder does not then violate any agreement to which such Company is then a party), jointly and severally, act as surety for Lenfest, and shall indemnify, defend and hold harmless Lenfest, from, against and in respect of all liabilities, obligations, claims, damages, losses, penalties, actions, judgments, suits, proceedings, demands, assessments, costs, and expenses (including attorneys' fees and costs), and disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against Lenfest in any way resulting from, associated with, relating to or arising from Lenfest's obligations under the Guaranties.

2. Except as expressly set forth herein, the obligations of each of the Companies are direct, absolute, irrevocable and unconditional and are valid irrespective of any other agreement or circumstance which otherwise might constitute a defense to the obligations hereunder or to the obligations of others.

3. This Agreement may be executed in counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one Agreement. This Agreement sets forth the entire agreement between the parties and shall not be modified or amended, in whole or part, without the written consent of each of the parties. The obligations of the Companies cannot be assigned or delegated in whole or part without the prior written consent of Lenfest.

4. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to any principles of conflicts of law. This Agreement shall be interpreted and construed as a contract of suretyship.

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5.       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                           H.F. LENFEST


                                           /s/ H.F. Lenfest
                                           -----------------------------------
                                               H.F. Lenfest

                                           LENFEST JERSEY, INC.


                                           By:/s/ Harry F. Brooks
                                           -----------------------------------
                                              Harry F. Brooks, Vice President

                                           LENFEST YORK, INC.


                                           By:/s/ Harry F. Brooks
                                           -----------------------------------
                                              Harry F. Brooks, Vice President

                                           LENFEST RAYSTAY, INC.


                                           By:/s/ Harry F. Brooks
                                           -----------------------------------
                                              Harry F. Brooks, Vice President


                                           MICRONET, INC.


                                           By:/s/ MaryAnn Bryla
                                           -----------------------------------
                                              MaryAnn Bryla, Treasurer


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